UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 14, 2011

AIR METHODS CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Commission file number 0-16079

Delaware	84-0915893
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7301 South Peoria, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (303) 792-7400

Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 14, 2011, in Englewood, Colorado. Of the 12,640,115 shares of common stock issued and outstanding as of the record date, 11,873,033 shares of common stock (approximately 94%) were present or represented by proxy at the Annual Meeting. The Company’s stockholders elected all of the directors nominated by the Company’s Board of Directors, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and approved the proposed advisory vote on the executive compensation program for the Company’s named executive officers. However, the stockholders approved a one-year frequency for holding an advisory vote on executive compensation in the Company’s proxy materials, rather than the three-year frequency proposed by the Company’s Board of Directors. The results of the voting on the matters submitted to the stockholders are as follows:

1.             Election of Samuel H. Gray, Morad Tahbaz and Aaron D. Todd, to serve on the Board of Directors of the Company until the 2014 annual meeting of stockholders and until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations or retirement:

Name	FOR	WITHHELD
Samuel H. Gray	9,830,027	1,380,396
Morad Tahbaz	10,743,511	466,912
Aaron D. Todd	10,730,611	479,812

2.             Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	WITHHELD	ABSTAIN
11,836,853	33,531	2,649

3.             Approval of the proposed advisory vote on the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN
10,764,673	437,052	8,697

4.             Approval of a three-year frequency for holding an advisory vote on executive compensation in the Company’s proxy materials:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN
7,607,692	1,159,088	2,421,689	21,953

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR METHODS CORPORATION

Date: June 17, 2011	By	\s\ Trent J. Carman
Chief Financial Officer

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